Exhibit 10.27

PROMISSORY NOTE

$10,000,000.00	June 7, 2005

1.                                       Promise to Pay.  FOR VALUE RECEIVED, KMG-BERNUTH, INC., a Delaware corporation (“Maker”), promises to pay to the order of Basic Chemicals Company, LLC, a Delaware limited liability company (“Payee”), whose address for payment is set forth below, the sum of:

TEN MILLION AND 00/100 UNITED STATES DOLLARS

(US $10,000,000.00)

in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount hereof remaining outstanding and unpaid from time to time computed from the date hereof until the Maturity Date (defined below) at the Stated Rate (defined below) payable as stipulated herein.  Interest shall accrue on all past due principal and interest hereunder at the Stated Rate (defined below).

2.                                       Defined Terms.  The defined terms used in this Note shall have the meanings specified below:

(a)                                  “Business Day” means any calendar day on which banks in Houston, Texas, are open for business.

(b)                                 “Maturity Date” means the earlier of (i) June 7, 2010, or (ii) the date the principal balance of this Note is accelerated as provided in Section 6 of this Note.

(c)                                  “Highest Lawful Rate” means the maximum nonusurious rate of interest permitted by whichever of applicable federal or state law from time to time permits the higher maximum nonusurious interest rate.

(d)                                 “Stated Rate” means a fixed rate per annum equal to FOUR PERCENT (4.00%).

3.                                       Payment Terms.  This Note shall be payable as follows:

(a)                                  Maker agrees to pay, on June 7 of each succeeding year (or if such date is not a Business Day, then on the next succeeding Business Day), installments of TWO MILLION AND 00/100 UNITED STATES DOLLARS ($2,000,000.00) of principal, plus accrued interest on the unpaid principal balance.

(b)                                 If not paid earlier according to the terms of this Note, all unpaid principal and unpaid accrued interest thereon shall be paid on the Maturity Date.

(c)                                  All amounts payable under this Note shall be paid by wire transfer of immediately available funds to the account specified for Payee on the last page of this note,

or in such other reasonable manner directed by Payee in a written notice to Maker at least thirty (30) days prior to the date such payment is due and payable.

4.                                       Computation of Interest.  Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 365 days and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

5.                                       Prepayment.  This Note may be prepaid in whole or in part without premium or penalty at any time and from time to time.  All such prepayments of principal shall be applied first to pay accrued interest, and the balance shall be applied to the last-maturing installment(s) of principal due on the Note.  Interest shall immediately cease accruing on all amounts of principal prepaid.

6.                                       Default.  Maker agrees that in the event of default in the payment of any installment of principal or interest on this Note when due, or in the event of default in the performance of any of the terms, covenants or conditions contained in any instrument or instruments relating to or given as security for the payment of this Note, the holder of this Note, may at its or his option, without further demand, notice, notice of default, notice of intent to accelerate (other than written notice of Payee’s intent to accelerate the principal portion of this Note as a result of Maker’s failure to timely pay any interest or principal when due, which notice shall afford Maker five (5) Business Days from the date thereof within which to cure such default), notice of acceleration or notice of presentment, declare the unpaid principal balance of this Note and all interest then accrued hereon, at once due and payable.  In the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action of foreclosure be had hereon, then the Maker agrees and promises to pay all reasonable attorneys’ fees and collection costs incurred by Payee in connection therewith.

7.                                       Waiver of Notice.  Maker and all endorsers, sureties and guarantors of this Note, as well as all persons to become liable on this Note, hereby waive notice, demand or presentment for payment of this Note, notice of nonpayment, protest, notice of default, notice of intent to accelerate and notice of acceleration notice of protest, suit, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consent to any and ail renewals and extensions in the time of payment hereof, and to any substitution, exchange or release of any security herefor or the release of any party primarily or secondarily liable hereon.  Despite the foregoing, Payee shall provide Maker with written notice of Payee’s intent to accelerate the principal portion of this Note as a result of Maker’s failure to timely pay any interest or principal when due, which notice shall afford Maker five (5) Business Days from the date thereof within which to cure such default.

8.                                       Usury Savings Provision.  It is expressly provided and stipulated that notwithstanding any provision of this Note, any documents securing payment of this Note or any other instrument evidencing or securing the loan evidenced by this Note, in no event shall the aggregate of all interest paid by Maker to Payee hereunder ever exceed the Highest Lawful Rate. In this connection, it is expressly stipulated and agreed that it is the intent of Payee and Maker in the execution and delivery of this Note to contract in strict compliance with the applicable usury laws.  In furtherance thereof; none of the terms of this Note, the documents securing payment of this Note or any other instrument evidencing or securing the loan evidenced by this Note, shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate.  Maker and any guarantors, endorsers, sureties or other parties now or hereafter becoming liable for payment of this Note shall never be liable for interest in excess of the Highest Lawful Rate.  Specifically and without limiting the generality of the foregoing, it is expressly provided that:

(a)                                  In the event of the payment of the principal of this Note prior to the Maturity Date, whether resulting from acceleration of maturity of this Note or otherwise, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amounts paid or accrued in connection with the loan evidenced hereby which by law are deemed interest on the loan evidenced by this Note and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this Section 8) would exceed the maximum amount of interest which could lawfully be charged on the unpaid principal balance of the loan evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date hereof to the date of final payment thereof, then in such event the amount of such excess shall be promptly refunded to Maker by the holder hereof or, at the option of the holder hereof, credited toward the payment of the amounts due and owing on this Note so as to reduce the amount of the final payment of principal due on this Note.

(b)                                 If under the circumstances the aggregate amounts paid on the loan evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the maximum amount of interest which could lawfully have been collected on this Note, Maker stipulates that such payment and collection will have been and will be deemed to have been the result of a mathematical error on the part of both Maker and the holder of this Note, and the party receiving such excess payment shall promptly refund the amount of such excess (to the extent only of the excess of such interest payments above the maximum amount which could lawfully have been collected and retained) upon the discovery of such error by the party receiving such payment or notice thereof from the party making such payment.

9.                                       SUBMISSION TO JURISDICTION.  MAKER HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK, NEW YORK AND SUBMITS TO THE JURISDICTION OF SUCH COURTS.  MAKER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MAKER AT THE ADDRESS FOR NOTICES DESCRIBED ON THE LAST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

10.                                 Choice of Law.  Maker and Payee agree that this Note shall be governed by and interpreted in accordance with the laws of the State of New York.

11.                                 Prohibition on Assignment by Payee.  This Note is personal to Payee and its successors, whether by merger, reverse merger, spin off, dissolution, reorganization, domestication, conversion, or complete sale of assets.  Payee hereby waives the right to assign, transfer, or pledge this Note to any party, to the extent such assignment, transfer or pledge is not related to a merger, reverse merger, spin off, dissolution, reorganization, domestication, conversion, or a complete sale of assets involving Payee.

12.                                 Representations and Warranties.  Maker hereby represents and warrants that it has the authority to execute and deliver this Note and all other documents relating thereto, and neither this Note nor any documents relating thereto executed by Maker violates any of the organizational documents of Maker or any contract, instrument, document, or undertaking to which Maker is a party or to which Maker is subject.

KMG-BERNUTH, INC.

By:	/s/ John V. Sobchak
John V. Sobchak, Vice President
and Chief Financial Officer

Maker’s Address for Notice:

KMG-Bernuth, Inc.

10611 Harwin, Suite 402

Houston, Texas 77036

Attention:  Chief Financial Officer

Facsimile: (713) 988-9298

Payee’s Wire Transfer Instructions for Payment:

Bank Name:  Bank of America

Bank Address:  1401 Elm Street, Dallas, TX  75202

Bank Routing/ABA:  111000012

Bank Account #:

Beneficiary:  Occidental Chemical Corp.

Bank Contact: